UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2022

CrossAmerica Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-35711	45-4165414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

645 Hamilton Street, Suite 400 Allentown, PA	18101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 625-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	CAPL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Explanatory Note

On March 29, 2022, CAPL JKM Holdings LLC (“Holdings”), an indirect subsidiary of CrossAmerica Partners LP (the “Partnership”), issued and sold 12,500 newly created Series A Preferred Interests (“Series A Preferred Interests”) to each of (i) Dunne Manning JKM LLC (the “DM Investor”) and (ii) John B. Reilly, III and a trust affiliated with Mr. Reilly ("the JBR Trust" and together with Mr. Reilly, the “JBR Investor;” and the JBR Investor, together with the DM Investor, the "Investors" and, each, an “Investor”) at a price of $1,000 per Series A Preferred Interest, or an aggregate purchase price of $25 million in cash (the “Preferred Issuance”), in reliance upon an exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Preferred Issuance was consummated pursuant to an Investment Agreement, entered into as of March 29, 2022 (the “Investment Agreement”), by and among Holdings and each Investor. Following the Preferred Issuance, the Partnership indirectly retains 100% of the common interests of Holdings, and Holdings remains a consolidated subsidiary of the Partnership.

The DM Investor is a newly formed limited liability company that is wholly owned and controlled by trusts and entities controlled by Joseph V. Topper, Jr., Chairman of the Board of Directors of the Partnership’s general partner (the “GP Board”). Trusts and entities controlled by Mr. Topper also own a significant portion of the Partnership’s common units and control the Partnership’s general partner. Mr. Reilly, Vice Chairman of the GP Board, is a trustee of the JBR Trust. In light of the relationships between the Investors and the Partnership, the Preferred Issuance was reviewed by, and received the approval and recommendation of, the conflicts committee of the board of directors of the Partnership’s general partner prior to execution of the Investment Agreement and consummation of the Preferred Issuance.

In connection with the Preferred Issuance, on March 29, 2022, LGP Operations LLC, a wholly owned subsidiary of the Partnership, each Investor and the Partnership entered into an amended and restated limited liability company agreement of Holdings (the “Holdings LLC Agreement”) to, among other things, set forth the rights, preferences, entitlements, restrictions and limitations of the Series A Preferred Interests. The Series A Preferred Interests have an initial liquidation preference of $1,000 per Series A Preferred Interest and are entitled to a preferred return at a rate of 9% per annum on the liquidation preference, compounded quarterly (the “preferred return”). Prior to October 16, 2026, the Series A Preferred Interests will not be entitled to receive distributions, but the preferred return instead will accumulate solely by way of an increase in the liquidation preference of the Series A Preferred Interests. From and after October 16, 2026, the preferred return will be payable in cash, on a quarterly basis. The Series A Preferred Interests are subject to exchange (i) upon a liquidation or deemed liquidation event of Holdings, (ii) upon a change of control of the Partnership, (iii) from and after March 1, 2024, at the option of the Partnership and Holdings, and (iv) on March 31, 2029, if any Series A Preferred Interests remain outstanding on such date (each of (i) through (iv), an “exchange”). Upon an exchange of any Series A Preferred Interests, the holders thereof will surrender each such Series A Preferred Interest in exchange for an amount equal to the then-current liquidation preference of such Series A Preferred Interest plus any preferred return accrued and unpaid with respect to the period from and after October 16, 2026 (the “Exchange Price”). The Exchange Price will be payable in common units of the Partnership or, if any holder of Series A Preferred Interests so elects, in cash. Any common units of the Partnership issued upon any exchange in payment of the Exchange Price will be valued at an amount equal to $23.74 per common unit, which is equal to 115% of the volume weighted average price of a Partnership common unit on the New York Stock Exchange over the twenty trading-day period ending on March 28, 2022, the trading day immediately prior to the date of the Preferred Issuance.

The net proceeds received by Holdings in its sale of the Series A Preferred Interests are expected to be contributed to CAPL JKM Partners LLC, an indirect subsidiary of the Partnership, which in turn is expected to use such net proceeds to prepay a portion of the outstanding indebtedness under its credit facility.

Included below are responses to the applicable Items of Form 8-K that are implicated by the transactions described above.

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in the Explanatory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 and the description set forth herein is qualified in its entirety by the text of the Investment Agreement and the Holdings LLC Agreement, which are included as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in the Explanatory Note of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. Any common units of the Partnership to be issued to holders of Series A Preferred Interests as payment of the Exchange Price in connection with any exchange will be issued in reliance upon an exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act.

Item 7.01 Regulation FD Disclosure

On March 29, 2022, the Partnership issued a press release announcing the Preferred Issuance. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 and Exhibit 99.1 of Item 9.01 of this Current Report on Form 8-K, according to general instruction B.2. of Form 8-K, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement pursuant to the Securities Act. By furnishing this information, the Partnership makes no admission as to the materiality of such information that the Partnership chooses to disclose solely because of Regulation FD.

Safe Harbor Statement

Statements contained herein that state the Partnership’s expectations or predictions of the future are forward-looking statements. It is important to note that the Partnership’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (the “SEC”). The Partnership undertakes no duty or obligation to publicly update or revise the information contained in this report, although the Partnership may do so from time to time as management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Investment Agreement, dated March 29, 2022, between CrossAmerica Partners LP and Dunne Manning JKM LLC
10.2	Amended and Restated Limited Liability Company Agreement of CAPL JKM Holdings LLC, dated as of March 29, 2022
99.1	Press Release dated March 29, 2022, announcing the Preferred Issuance
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CrossAmerica Partners LP
By:	CrossAmerica GP LLC
its general partner

By:	/s/ Keenan D. Lynch
	Name:	Keenan D. Lynch
	Title:	General Counsel and Corporate Secretary

Dated: March 29, 2022